UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 20, 2022
(Date of earliest event reported: May 19, 2022)
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COVETRUS, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-38794	83-1448706
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
7 Custom House Street
Portland, ME 04101
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (888) 280-2221

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CVET	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act.
☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 19, 2022, Covetrus, Inc. (the “Company”) acknowledged that the Company had received a non-binding proposal (the “Proposal”) from funds affiliated with Clayton, Dubilier & Rice, LLC (“CD&R”) and TPG Global, LLC (collectively, the “Sponsors”) to acquire all of the Company’s outstanding shares of common stock not already owned by the Sponsors or their affiliates for cash consideration of $21.00 per share. The board of directors of the Company (the “Board”) previously formed a transaction committee of directors (the “Transaction Committee”) comprising non-management directors that are independent of CD&R.

Prior to the making of the Proposal, the Company granted CD&R a limited waiver (the “Limited Waiver”) of the standstill restrictions contained in the Investment Agreement, dated April 30, 2020, by and among the Company and CD&R VFC Holdings, L.P., an affiliate of CD&R, in order to permit the submission of the Proposal (as well as to permit CD&R to engage with the Company (through the Transaction Committee or as otherwise directed) to pursue, develop and, if later approved by the Board upon the recommendation of the Transaction Committee, enter into the transaction contemplated by the Proposal).

The foregoing description of the Limited Waiver does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Limited Waiver, a copy of which is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Limited Waiver, dated May 19, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Covetrus, Inc.

Date:	May 20, 2022	By:	/s/ Margaret B. Pritchard
		Name:	Margaret B. Pritchard
		Title:	Interim General Counsel & Corporate Secretary